EXHIBIT 10.01

AMENDMENT NO. 6 TO THE MARTIN MARIETTA MATERIALS, INC.
INCENTIVE STOCK PLAN

     This Amendment No. 6 to the Martin Marietta Materials, Inc. Incentive Stock Plan, as previously amended (the “Plan”) hereby makes the following amendments, effective as of June 1, 2003.

1.	Section 6.08 of the Plan is hereby deleted.

2.	All other terms and provisions of the Plan remain in full force and effect.